UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2014

Servotronics, Inc.
(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1110 Maple Street
Elma, New York 14059-0300
(Address of principal executive offices, including zip code)

(716) 655-5990
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition

On May 13, 2014 Servotronics, Inc. issued a press release announcing its financial results for the period ended March 31, 2014. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.07.          Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on May 8, 2014, the shareholders of Servotronics, Inc. (the “Company”) (i) elected the five director nominees; and (ii) ratified the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2014 fiscal year.

The results of the voting for the five director nominees were as follows:

Name	For	Withhold Authority	Broker Non-Votes
Dr. William H. Duerig	1,545,756.50	87,414.34	196,133
Mr. Donald W. Hedges	1,545,189.49	87,981.35	196,133
Mr. Edward C. Cosgrove	1,390,554.18	242,616.66	196,133
Mr. Kenneth D. Trbovich	1,381,908.18	251,262.66	196,133
Dr. Nicholas D. Trbovich	1,387,930.83	245,240.01	196,133

The results of the voting for the ratification of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2014 fiscal year were as follows:

For	Against	Abstentions
1,770,892.79	44,154.94	14,256.11

The information set forth in Items 2.02 and 9.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Servotronics, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.          Financial Statements and Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

99.1	Servotronics, Inc. Press Release issued on May 13, 2014.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2014
Servotronics, Inc.

	By:	/s/ Cari L. Jaroslawsky, Chief Financial Officer
Cari L. Jaroslawsky
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Servotronics, Inc. Press Release issued on May 13, 2014.